Exhibit 2.3*

Execution Copy

AMENDMENT NUMBER TWO TO

ASSET PURCHASE AGREEMENT

This Amendment Number Two to Asset Purchase Agreement (this “Amendment”), dated as of March 31, 2009, by and among Valero Renewable Fuels Company, LLC, a Texas limited liability company (“Buyer”), Valero Energy Corporation, a Delaware corporation (“Parent”), VeraSun Energy Corporation, a South Dakota corporation (the “Company”), and each of the following entities (such entities, together with the Company, collectively, “Sellers”): VeraSun Aurora Corporation, a South Dakota corporation; VeraSun Charles City, LLC, a Delaware limited liability company; VeraSun Fort Dodge, LLC, a Delaware limited liability company; VeraSun Hartley, LLC, a Delaware limited liability company; VeraSun Marketing, LLC, a Delaware limited liability company; VeraSun Welcome, LLC, a Delaware limited liability company; and VeraSun Reynolds, LLC, a Delaware limited liability company. Buyer, Parent and Sellers are sometimes herein referred to as the “Parties”.

RECITALS

A. The Parties are parties to that certain Asset Purchase Agreement dated as of February 6, 2009 (the “Initial Agreement”), as amended by that certain Amendment Number One to Asset Purchase Agreement dated as of March 12, 2009 (the Initial Agreement, as so amended, the “Purchase Agreement”).

B. The Parties desire to amend the Purchase Agreement in certain respects, as hereinafter set forth.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the mutual covenants, undertakings and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Incorporation of Recitals; Defined Terms; Section and Schedule References. The foregoing recitals are incorporated herein for all purposes. Capitalized terms which are used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement. References herein to a “Section” shall mean the corresponding section of the Purchase Agreement, and references herein to a “Schedule” shall mean the corresponding schedule to the Purchase Agreement.

2.	Amendments. The Purchase Agreement is hereby amended as follows:

(a)	Exhibits.

(i)	The exhibit list shall include the following:

Exhibit Q	Form of Declaration

*	In accordance with Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to the Amendment Number Two to Asset Purchase Agreement (“Amendment 2”) in this exhibit, have not been filed. The registrant agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request. See sections 2(a)(i) and 2(z) of Amendment 2 and the list of schedules and exhibits immediately following the table of contents of the Asset Purchase Agreement filed as Exhibit 2.1 to this report.

(ii)	The declaration set forth on Exhibit A to this Amendment is hereby added as Exhibit Q to the Agreement.

(b)	Definitions.

(i)	The reference to “$280,000,000” in the definition of “Cash Consideration” in Section 1.1 is hereby deleted in its entirety and replaced with “$350,000,000”.

(ii)	The reference to “$280,000,000” in the definition of “Estimated Cash Consideration” in Section 1.1 is hereby deleted in its entirety and replaced with “$350,000,000”.

(iii)	The definition of “Cure Cost Account” in Section 1.1 is hereby deleted in its entirety.

(iv)	The definition of “Cure Cost Escrow Amount” in Section 1.1 is hereby deleted in its entirety.

(v)	The definition of “Cure Cost Escrow Deposit” in Section 1.1 is hereby deleted in its entirety.

(vi)	The definition of “Cure Costs” in Section 1.1 is hereby deleted in its entirety and replaced with the following:

“Cure Costs” means amounts that must be paid, including pursuant to Sections 365(b)(1)(A) and (B) of the Bankruptcy Code, in connection with the assumption and/or assignment of the Assigned Contracts and the Assigned Leases in respect of any Liabilities that arose thereunder prior to the filing of the Filings.

(vii)	The definition of “Cure Costs Deadline” in Section 1.1 is hereby deleted in its entirety.

(viii)	A new definition of “Declaration” is hereby added to Section 1.1 in alphabetical order, which definition shall read as follows:

“Declaration” has the meaning set forth in Section 7.16.

(ix)	A new definition of “Facilities Software” is hereby added to Section 1.1 in alphabetical order, which definition shall read as follows:

“Facilities Software” has the meaning set forth in Section 2.1.

(x)	A new definition of “Inventory Adjustment Account” is hereby added to Section 1.1 in alphabetical order, which definition shall read as follows:

“Inventory Adjustment Account” has the meaning set forth in Section 3.3(e).

(xi)	A new definition of “Post-Petition Cure Costs” is hereby added to Section 1.1 in alphabetical order, which definition shall read as follows:

“Post-Petition Cure Costs” means amounts that must be paid, including pursuant to Sections 365(b)(1)(A) and (B) of the Bankruptcy Code, in connection with the assumption and/or assignment of the Assigned Contracts and the Assigned Leases in respect of any Liabilities that arise thereunder after the filing of the Filings.

(xii)	Except as the context requires otherwise, the term “Agreement” shall be deemed to refer to the Purchase Agreement as amended hereby.

(c)	Section 2.1. The following new paragraph is hereby added to the end of Section 2.1 immediately following Section 2.1(ii)(o):

The Intellectual Property transferred pursuant to Section 2.1(ii)(g) specifically includes “seat/concurrent user licenses” related to the Microsoft Great Plains software and the Intellego Cinch software in each case in a number reasonably necessary for use at the Facilities as licensed to Sellers for the Facilities and otherwise consistent with Sellers’ past practices (the “Facilities Software”); provided, however, such transfer (A) shall not include Sellers’ corporate server licenses related to the Microsoft Great Plains software and the Intellego Cinch software and (B) shall occur only if such transfer is consented to in writing by Microsoft and Intellego Cinch (and any other necessary third-party licensor), as applicable, on terms that will not interfere in any material respect with Sellers’ use of their corporate server licenses related to the Microsoft Great Plains software and the Intellego Cinch software or Sellers’ remaining “seat/concurrent user licenses” related to the Microsoft Great Plains software and the Intellego Cinch software or impose costs upon Sellers not reimbursed by Buyer. Sellers shall have no liability to Buyer in the event that Microsoft or Intellego Cinch (or any other necessary third-party licensor) does not consent to such transfer. To the extent the transfer of the Facilities Software is permitted as provided in this paragraph, Sellers agree to, at Buyer’s reasonable request, provide Buyer such instruments of transfer as shall be reasonably necessary or appropriate to effect the transfer of the Facilities Software to Buyer.

(d)	Section 2.2(n). The reference to “Section 2.1(n)” in Section 2.2(n) is hereby deleted in its entirety and replaced with “Section 2.1(ii)(n)”.

(e)	Section 2.3(c). Section 2.3(c) is hereby deleted in its entirety and replaced with the following:

Cure Costs. All Cure Costs.

(f)	Section 2.4(f). The reference to “Section 8.4(b)” in Section 2.4(f) is hereby deleted in its entirety and replaced “Section 8.4(b) and Section 8.4(d)”.

(g)	Section 2.4. The clauses of Section 2.4 lettered (j), (k) and (l) shall be re-lettered as clauses (k), (l) and (m), respectively, and a new clause (j) is hereby added to Section 2.4, which clause (j) shall read as follows:

(j)	all Post-Petition Cure Costs;

(h)	Section 2.5(d). Section 2.5(d) is hereby deleted in its entirety and replaced with the following:

With respect to each Assigned Contract and Assigned Lease, (i) Buyer shall pay, satisfy or otherwise discharge all Cure Costs related thereto, and such Cure Costs shall be an Assumed Liability for which Buyer is solely responsible and for which none of Sellers shall have any liability whatsoever, and (ii) Sellers shall pay, satisfy or otherwise discharge all Post-Petition Cure Costs related thereto, and such Post-Petition Cure Costs shall be an Excluded Liability for which Sellers are solely responsible and for which Buyer shall have any liability whatsoever.

(i)	Section 2.6. The reference in the first sentence of Section 2.6 to “assumed by and assigned to” is hereby deleted in its entirety and replaced with “assumed and assigned to”.

(j)	Section 3.3(a). The second sentence of Section 3.3(a) is hereby deleted in its entirety and replaced with the following:

Not later than three (3) Business Days prior to the Closing Date, Buyer shall deliver to Sellers a written statement, reasonably satisfactory to Sellers (the “Buyer Statement”), (i) setting forth the dollar amount of real and personal property Taxes allocated to Sellers pursuant to Section 8.1(b), together with reasonable supporting documentation regarding the determination and calculation of such amount, (ii) setting forth the dollar amount of Transfer Taxes allocated to Sellers pursuant to Section 8.1(a), together with reasonable supporting documentation regarding the determination and calculation of such amount, (iii) setting forth all Restoration Costs relating to any Acquired Assets purchased pursuant to Section 8.10(c), together with reasonable supporting documentation regarding the determination and calculation of such amounts, and (iv) setting forth any amounts mutually agreed pursuant to Section 8.10(b).

(k)	Section 3.3(c). Section 3.3(c) is hereby deleted in its entirety and replaced with the following:

Prior to the Closing, U.S. Bank National Association, or such other Person as may be mutually agreed upon by Sellers and Buyer (the “Expense Fund Agent”), shall establish an expense fund (the “Expense Fund”) consisting of the following two segregated accounts: a Trade Payables Account (the “Trade Payables Account”) and an Administrative Expenses Account (the “Administrative Expenses Account”). The Expense Fund shall be maintained pursuant to an Expense Fund Escrow Agreement substantially in the form of Exhibit J. At the Closing, Buyer shall deposit the following amounts, by wire transfer of immediately available funds, with the Expense Fund Agent for deposit into the following accounts of the Expense Fund, and such amounts shall be deducted from the Cash Consideration payable to Sellers:

(i) into the Trade Payables Account, the sum of (A) the aggregate amount of Specified Trade Payables that have been fixed in amount but that are not due and payable on or before the Closing Date plus (B) the estimated aggregate amount of all Specified Trade Payables that have not been fixed in amount, in each case as shown on the Closing Statement; and

(ii) into the Administrative Expenses Account, the estimated aggregate amount of all Allowed Administrative Transaction Expenses that have not been fixed in amount, as shown on the Closing Statement.

From time to time after the Closing, (1) Sellers shall draw on the Trade Payables Account solely for the purpose of paying Specified Trade Payables that become fixed in amount and/or become due and payable on or after the Closing Date and (2) Sellers shall draw on the Administrative Expenses Account solely for the purpose of paying Allowed Administrative Transaction Expenses that become fixed in amount on or after the Closing Date. After the payment in full of all amounts to be paid from the Trade Payables Account or the Administrative Expenses Account, Sellers shall be entitled, subject to the approval of the Bankruptcy Court, to cause any funds remaining in such account (together with all interest accrued thereon) to be released from escrow and disbursed to Sellers. To the extent that any amounts in either the Trade Payables Account or Administrative Expenses Account are insufficient to pay any amounts for which such accounts are earmarked, Sellers shall be solely and exclusively responsible for any such deficits or shortfalls.

(l)	Section 3.3(d). The first sentence of Section 3.3(d) is hereby deleted in its entirety and replaced with the following:

At the Closing, Buyer shall pay to Sellers in cash by wire transfer of immediately available funds to the account of the Company set forth in the Closing Statement an amount equal to (i) the Estimated Cash Consideration minus (ii) the sum of (A) the Deposit, (B) the aggregate amount of the Closing Direct Payments and (C) the aggregate amount of the deposits made by Buyer at the Closing into the accounts of the Expense Fund pursuant to Section 3.3(c) (such amount to be paid to Sellers, the “Closing Date Payment”).

(m)	Section 3.3(e). A new Section 3.3(e) is hereby added to the Agreement reading as follows:

Sellers shall deposit and hold twenty million dollars ($20,000,000) of the Closing Date Payment in a segregated, non-interest bearing transaction account with unlimited coverage by the Federal Deposit Insurance Corporation (the “Inventory Adjustment Account”), and not spend or encumber the funds in the Inventory Adjustment Account, until either (i) payment in full of the Buyer Inventory Adjustment Amount following determination of the Inventory Final Amount pursuant to Section 3.5 to be less than the Inventory Estimated Amount, or (ii) the time at which the Inventory Final Amount is determined pursuant to Section 3.5 to be greater than or equal to the Inventory Estimated Amount. Funds in the Inventory Adjustment Account shall not be subject to any liens, security interests or encumbrances now existing or created in the future. All interest or other earnings, if any, on amounts held in the Inventory Adjustment Account shall automatically become a part of that account as such interest or earnings, if any, accrue. In the event that the Inventory Final Amount is determined pursuant to Section 3.5 to be less than the Inventory Estimated Amount, Sellers may fund their payment of the Buyer Inventory Adjustment Amount from the Inventory Adjustment Account, and shall be entitled to retain, spend and encumber any and all amounts remaining in the Inventory Adjustment Amount after payment in full of the Buyer Inventory Adjustment Amount. In the event that the Inventory Final Amount is determined pursuant to Section 3.5 to be greater than or equal to the Inventory Estimated Amount, Sellers shall thereupon be entitled to retain, spend and encumber any and all amounts then held in the Inventory Adjustment Account.

(n)	Section 3.5(a).

(i)	The reference to “Schedule 1.1(d)” in Section 3.5(a) is hereby deleted in its entirety and replaced with “Schedule 1.1(e)”.

(ii)	The third sentence of Section 3.5(a) is hereby deleted in its entirety and replaced with the following:

Within twenty (20) Business Days after the date of completion of such physical count of the Inventory, Sellers shall deliver to Buyer a written statement (the “Seller Inventory Statement”) setting forth Sellers’ determination, together with supporting data and calculations, of the Inventory Closing Value; provided that Sellers shall deliver the Seller Inventory Statement to Buyer within ten (10) Business Days after the date of completion of such physical count of the Inventory if Buyer shall not have requested third-party documents or data.

(o)	Section 3.5(d). The reference to “Schedule 1.1(d)” in Section 3.5(d) is hereby deleted in its entirety and replaced with “Schedule 1.1(e)”.

(p)	Section 4.2. Section 4.2 is hereby deleted in its entirety and replaced with the following:

Payment on the Closing Date. Subject to satisfaction or (if permissible) waiver of the conditions set forth in Article 9 and Article 10, at the Closing, Buyer shall pay (or shall cause one or more of its Affiliates to pay) to, or at the direction of, Sellers the Closing Date Payment in cash by wire transfer of immediately available funds to the account or accounts in the United States specified by Sellers.

(q)	Section 5.4(b). Section 5.4(b) is hereby deleted in its entirety and replaced with the following:

After giving effect to any updates to legal descriptions in Schedule 5.4(a)-1 pursuant to Section 7.14, Schedules 5.4(a)-1 and 5.4(a)-2 list all of the fee and leasehold real property interests comprising the Office Building and the Facilities and all other material real property interests necessary to continue to operate the Facilities and Office Building in a manner materially consistent with Sellers’ past practices (including the use of unit trains, where applicable).

(r)	Section 5.13. The last sentence of Section 5.13 is hereby deleted in its entirety.

(s)	Section 7.13. The reference in the first sentence of Section 7.13 to “assigned to and assumed by” is hereby deleted in its entirety and replaced with “assumed and assigned to”.

(t)	Section 7.16. A new Section 7.16 is hereby added to the Agreement reading as follows:

Declaration. Prior to the earlier to occur of (i) the Closing or (ii) the disposition of Sellers’ interest in and to all or any portion of the Owned Real Property located in Charles City, Iowa that is not included in the Acquired Owned Real Property, Sellers shall cause to be executed, acknowledged and recorded in the appropriate public records that certain declaration in the form attached to this Agreement as Exhibit Q (the “Declaration”). Sellers covenant and agree that they shall not alter, amend or rescind the Declaration.

(u)	Section 8.1(c). The first sentence of Section 8.1(c) is hereby deleted in its entirety and replaced with the following:

Sellers, on the one hand, or Buyer, on the other hand, as the case may be (the “Reimbursing Party”), shall provide reimbursement for any Tax paid by the other (the “Paying Party”) all or a portion of which is the responsibility of the Reimbursing Party in accordance with the terms of this Section 8.1.

(v)	Section 8.1(c). The last sentence of Section 8.1(c) is hereby deleted in its entirety and replaced with the following:

Any amounts which may become payable from any Seller to Buyer pursuant to this Section 8.1(c) shall constitute a super priority administrative expense of Sellers under Section 364(c)(1) of the Bankruptcy Code with priority over any and all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

(w)	Section 8.4(d). The penultimate sentence of Section 8.4(d) is hereby deleted in its entirety and replaced with the following:

To the extent any Transferred Employee has in excess of 240 hours of Accrued PTO as of the Closing Date, Buyer shall, within 30 days following the Closing, make a payment to such Transferred Employee in an amount equal to the value of such excess (based on such Transferred Employee’s final salary with Sellers), which payment shall be treated as income of such Transferred Employee in the year of payment for purposes of Tax withholding in accordance with applicable Legal Requirements (but shall not be treated as income to the Transferred Employee for any other purpose under the Buyer plans, including, without limitation,

(i) for purposes of calculating any matching contribution payable by Buyer or any Affiliate of Buyer to any 401(k) or similar defined contribution plan and (ii) for purposes of calculating any bonuses or similar incentive payments to which the Transferred Employee may become entitled).

(x)	Section 9.5. The last sentence of Section 9.5 is hereby deleted in its entirety.

(y)	Notices. The address for notices to Sellers in Section 12.4 is hereby deleted in its entirety and replaced with the following:

VeraSun Energy Corporation

110 N. Minnesota Ave., Suite 300

Sioux Falls, South Dakota 57104

Attn: Chief Restructuring Officer

Attn: General Counsel

Facsimile: 605-978-7050

(z)	Schedules.

(i)	The matters set forth on Exhibit B to this Amendment are hereby added to Schedule 1.1(a)-1 under the respective headings listed on Exhibit B and Schedule 1.1(a)-1.

(ii)	Schedule 1.1(g) is hereby deleted in its entirety and replaced by the version of Schedule 1.1(g) contained in Exhibit C to this Amendment.

(iii)	Item 2 on Schedule 2.1(d) is hereby deleted in its entirety and replaced by item 2 on Exhibit D to this Amendment.

(iv)	Concerning the legal description for the Aurora, South Dakota Facility, Schedule 5.4(a)-1.1 is hereby deleted in its entirety and replaced by the version of Schedule 5.4(a)-1.1 contained in Exhibit E to this Amendment.

(v)	Concerning the legal description for the Charles City, Iowa Facility, Schedule 5.4(a)-1.2 is hereby deleted in its entirety and replaced by the version of Schedule 5.4(a)-1.2 contained in Exhibit F to this Amendment.

(vi)	Concerning the legal description for the Reynolds, Indiana Facility, Schedule 5.4(a)-1.5 is hereby deleted in its entirety and replaced by the version of Schedule 5.4(a)-1.5 contained in Exhibit G to this Amendment.

(vii)	Concerning the legal description for the Welcome, Minnesota Facility, Schedule 5.4(a)-1.6 is hereby deleted in its entirety and replaced by the version of Schedule 5.4(a)-1.6 contained in Exhibit H to this Amendment.

3.	Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver. The provisions of Section 12.10 of the Purchase Agreement are incorporated herein for all purposes, as fully as if set forth verbatim herein (but changing all references therein to “Agreement” to read “Amendment”).

4.	Ratification. The Purchase Agreement is hereby ratified and affirmed and shall continue in full force and effect in accordance with its terms, as such terms have been amended hereby.

5.	Captions and Headings. The division of this Amendment into subdivisions and the insertion of captions and headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Amendment.

6.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original of this Amendment and all of which, when taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier, facsimile or email attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

BUYER:

VALERO RENEWABLE FUELS COMPANY, LLC

By:	/s/ S. Eugene Edwards
Name:	S. Eugene Edwards
Title:	EVP

PARENT:

VALERO ENERGY CORPORATION

By:	/s/ S. Eugene Edwards
Name:	S. Eugene Edwards
Title:	EVP

SELLERS:

VERASUN ENERGY CORPORATION

By:	/s/ Donald L. Endres
Name:	Donald L. Endres
Title:	Chief Executive Officer

VERASUN AURORA CORPORATION

By:	/s/ Donald L. Endres
Name:	Donald L. Endres
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO ASSET PURCHASE AGREEMENT BY AND AMONG VALERO RENEWABLE FUELS COMPANY, LLC, VALERO ENERGY CORPORATION, VERASUN ENERGY CORPORATION AND CERTAIN SUBSIDIARIES OF VERASUN ENERGY CORPORATION

VERASUN CHARLES CITY, LLC

By:	/s/ Donald L. Endres
Name:	Donald L. Endres
Title:	Chief Executive Officer

VERASUN FORT DODGE, LLC

By:	/s/ Donald L. Endres
Name:	Donald L. Endres
Title:	Chief Executive Officer

VERASUN HARTLEY, LLC

By:	/s/ Donald L. Endres
Name:	Donald L. Endres
Title:	Chief Executive Officer

VERASUN MARKETING, LLC

By:	/s/ Donald L. Endres
Name:	Donald L. Endres
Title:	Chief Executive Officer

VERASUN WELCOME, LLC

By:	/s/ Donald L. Endres
Name:	Donald L. Endres
Title:	Chief Executive Officer

VERASUN REYNOLDS, LLC

By:	/s/ Donald L. Endres
Name:	Donald L. Endres
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO ASSET PURCHASE AGREEMENT BY AND AMONG VALERO RENEWABLE FUELS COMPANY, LLC, VALERO ENERGY CORPORATION, VERASUN ENERGY CORPORATION AND CERTAIN SUBSIDIARIES OF VERASUN ENERGY CORPORATION